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                                   Morgan & Company
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                                   Chartered Accountants
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                                   P.O. Box 10007, Pacific Centre
                                   Suite 1730 - 700 West Georgia Street
                                   Vancouver, B.C. V7Y 1A1
                                   Telephone (604) 687-5841
                                   Fax (604) 687-0075
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                INDEPENDENT AUDITORS' CONSENT


Solutions, Inc. on Form SB-2 of our Auditors' Report, dated July 24, 2000, except for Note 5 which is as of October 30, 2000, on the balance sheet of Sedona Software Solutions, Inc. as of June 30, 2000, and the statements of loss and deficit, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.


Vancouver, Canada
                                            /s/ MORGAN & COMPANY
November 6, 2000                            Chartered Accountants